EATON VANCE RISK-MANAGED DIVERSIFIED EQUITY INCOME FUND

Supplement to Statement of Additional Information (“SAI”) dated November 10, 2021

EATON VANCE ENHANCED EQUITY INCOME FUND

Supplement to SAI dated January 20, 2022

EATON VANCE TAX-ADVANTAGED DIVIDEND INCOME FUND

EATON VANCE TAX-MANAGED DIVERSIFIED EQUITY INCOME FUND

EATON VANCE TAX-MANAGED GLOBAL DIVERSIFIED EQUITY INCOME FUND

Supplement to SAIs dated February 18, 2022

EATON VANCE MUNICIPAL INCOME TRUST

Supplement to SAI dated March 29, 2022

EATON VANCE ENHANCED EQUITY INCOME FUND II

Supplement to SAI dated April 5, 2022

EATON VANCE TAX-MANAGED BUY-WRITE INCOME FUND

Supplement to SAI dated April 22, 2022

EATON VANCE TAX-MANAGED BUY-WRITE OPPORTUNITIES FUND

EATON VANCE TAX-MANAGED GLOBAL BUY-WRITE OPPORTUNITIES FUND

Supplement to SAI dated April 29, 2022

EATON VANCE NATIONAL MUNICIPAL OPPORTUNITIES TRUST

Supplement to SAI dated July 28, 2022

EATON VANCE SENIOR INCOME TRUST

Supplement to SAI dated August 25, 2022

EATON VANCE FLOATING-RATE INCOME TRUST

Supplement to SAI dated September 27, 2022

EATON VANCE SENIOR FLOATING-RATE TRUST

EATON VANCE TAX-ADVANTAGED GLOBAL DIVIDEND OPPORTUNITIES FUND

Supplement to SAIs dated March 31, 2023

The following changes are effective April 1, 2023:

1.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Enhanced Equity Income Fund II and Eaton Vance Risk-Managed Diversified Equity Income Fund:

Interested Trustees
Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
THOMAS E. FAUST JR. 1958	Class I Trustee	Until 2023 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Fund. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

2.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Enhanced Equity Income Fund II and Eaton Vance Risk-Managed Diversified Equity Income Fund:

Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class III Trustee	Until 2025 2 years Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Fund.	129	None

3.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Enhanced Equity Income Fund and Eaton Vance Senior Income Trust:

Interested Trustees
Name and Year of Birth	Trust/Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
THOMAS E. FAUST JR. 1958	Class I Trustee	Until 2023 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Trust/Fund. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

4.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Enhanced Equity Income Fund and Eaton Vance Senior Income Trust:

Name and Year of Birth	Trust/Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class II Trustee	Until 2024 1 year Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Trust/Fund.	129	None

5.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Tax-Managed Buy-Write Income Fund, Eaton Vance Tax-Managed Buy-Write Opportunities Fund and Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund:

Interested Trustees
Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
THOMAS E. FAUST JR. 1958	Class I Trustee	Until 2024 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Fund. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

6.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Tax-Managed Buy-Write Income Fund, Eaton Vance Tax-Managed Buy-Write Opportunities Fund and Eaton Vance Tax-Managed Global Buy-Write Opportunities Fund:

Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class II Trustee	Until 2025 2 years Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Fund.	129	None

7.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Tax-Managed Diversified Equity Income Fund and Eaton Vance Tax-Managed Global Diversified Equity Income Fund:

Interested Trustees
Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)

THOMAS E. FAUST JR. 1958	Class I Trustee	Until 2025 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Fund. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

8.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Tax-Managed Diversified Equity Income Fund and Eaton Vance Tax-Managed Global Diversified Equity Income Fund:

Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class III Trustee	Until 2024 1 year Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Fund.	129	None

9.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance National Municipal Opportunities Trust:

Interested Trustees
Name and Year of Birth	Trust Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
THOMAS E. FAUST JR. 1958	Class I Trustee	Until 2025 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Trust. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

10.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance National Municipal Opportunities Trust:

Name and Year of Birth	Trust Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class I Trustee	Until 2025 2 years Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Trust.	129	None

11.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Floating-Rate Income Trust:

Interested Trustees
Name and Year of Birth	Trust Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
THOMAS E. FAUST JR. 1958	Class I Trustee	Until 2026 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Trust. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

12.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Floating-Rate Income Trust:

Name and Year of Birth	Trust Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class III Trustee	Until 2025 2 years Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Trust.	129	None

13.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Senior Floating-Rate Trust and Eaton Vance Tax-Advantaged Dividend Income Fund:

Interested Trustees
Name and Year of Birth	Trust/Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)

THOMAS E. FAUST JR. 1958	Class II Trustee	Until 2023 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Trust/Fund. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

14.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Senior Floating-Rate Trust and Eaton Vance Tax-Advantaged Dividend Income Fund:

Name and Year of Birth	Trust/Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class III Trustee	Until 2024 1 year Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Trust/Fund.	129	None

15.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund:

Interested Trustees
Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
THOMAS E. FAUST JR. 1958	Class II Trustee	Until 2024 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Fund. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

16.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Eaton Vance Tax-Advantaged Global Dividend Opportunities Fund:

Name and Year of Birth	Fund Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class III Trustee	Until 2025 2 years Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Fund.	129	None

17.	The following replaces the first row of the table under “Trustees and Officers” under “Interested Trustee” for Eaton Vance Municipal Income Trust:

Interested Trustees
Name and Year of Birth	Trust Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
THOMAS E. FAUST JR. 1958	Class II Trustee	Until 2025 3 years Since 2007	Chairman of Morgan Stanley Investment Management, Inc. (MSIM), member of the Board of Managers and President of EV (since 2021), Chief Executive Officer and President of Eaton Vance and BMR. Formerly, Chairman, Chief Executive Officer (2007-2021) and President (2006-2021) of EVC and Director of EVD (2007-2022). Mr. Faust is an interested person because of his positions with MSIM, BMR, Eaton Vance and EV, which are affiliates of the Trust. Mr. Faust has apprised the Board of Trustees that he intends to retire as a Trustee of all Eaton Vance Funds effective on or about August 3, 2023.	129	Formerly, Director of EVC (2007-2021) and Hexavest Inc. (investment anagement firm) (2012-2021).

18.	The following is added to the table under “Trustees and Officers” under “Interested Trustees” for Eaton Vance Municipal Income Trust:

Name and Year of Birth	Trust Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years and Other Relevant Experience	Number of Portfolios in Fund Complex Overseen By Trustee(1)	Other Directorships Held During Last Five Years(2)
ANCHAL PACHNANDA 1980	Class II Trustee	Until 2025 2 years Since 2023	Co-Head of Strategy of MSIM (since 2019). Formerly, Head of Strategy of MSIM (2017-2019). Ms. Pachnanda is an interested person because of her position with MSIM, which is an affiliate of the Trust.	129	None

19.	The following replaces the third sentence in the first paragraph in the paragraphs below the tables under “Trustees and Officers”:

The Board is currently composed of twelve Trustees, including ten Trustees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act (each a “noninterested Trustee”).

20.	The following is added as the fourteenth paragraph in the paragraphs below the tables under “Trustees and Officers”:

Anchal Pachnanda. Ms. Pachnanda has served as a member of the Eaton Vance Funds Board since 2023. Ms. Pachnanda has been the Co-Head of Strategy of MSIM since 2019. From 2017-2019, Ms. Pachnanda served as Head of Strategy of MSIM. Ms. Pachnanda began her career at Morgan Stanley as an intern in 2000 and has held various roles during her tenure.

April 3, 2023